Exhibit 99.1

McKESSON COMPLETES ACQUISITION OF THE INDEPENDENT BANNER

AND FRANCHISE BUSINESSES OF KATZ GROUP CANADA INC.

SAN FRANCISCO, March 26, 2012 – McKesson Corporation (NYSE: MCK) announced that it has completed the previously announced acquisition of the independent banner and franchise businesses of Katz Group Canada Inc. in an all cash transaction that closed March 25th, 2012.

About McKesson

McKesson Corporation, currently ranked 15th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. We partner with payers, hospitals, physician offices, pharmacies, pharmaceutical companies and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit http://www.mckesson.com.

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Contact:

Erin Lampert, 415-983-8391 (Investors and Financial Media)

Erin.Lampert@McKesson.com

Kris Fortner, 415-983-8352 (General and Business Media)

Kris.Fortner@McKesson.com